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[NYSE LOGO]                                 [COOPER COMPANIES LOGO]

                                            21062 Bake Parkway, Suite 200
                                            Lake Forest, CA 92630
                                            888-822-2660
                                            Fax: (949) 597-0662


NEWS RELEASE

         CONTACT:

         Norris Battin

         The Cooper Companies, Inc.

         ir@coopercompanies.com

         FOR IMMEDIATE RELEASE


      COOPER COMPANIES TO ACQUIRE SPECIMEN COLLECTION DEVICE MAKER MEDSCAND

LAKE FOREST, Calif., August 27, 2001 -- The Cooper Companies, Inc. (NYSE:COO) announced today that its CooperSurgical (CSI) women's healthcare unit has signed an agreement to purchase Medscand Medical AB, a Swedish corporation, and Medscand (USA), Inc., an affiliated company. Medscand develops, manufactures and markets specimen collection products that are used to detect cervical cancer. The transaction is expected to close this week.

Cooper agreed to pay $12 million for Medscand, whose products had revenue of about $7 million in 2000. Cooper expects that the acquisition will be accretive to earnings per share by the end of its first 12 months.

Medscand markets its products to clinicians, clinics, hospitals, laboratories and test manufacturers throughout the world. An industry standard for over 15 years, the patented Cytobrush'r' Pap Test sampler and Pap-Perfect'r' spatula are included in test kits supplied by Cytyc Corporation (Nasdaq:CYTC) for their ThinPrep''r' Pap Test'TM'. Medscand also supplies a new, proprietary sampler to Digene Corporation (Nasdaq:DIGE) for their Hybrid Capture II HPV Test (HC2). As both of these technologies have increasing market acceptance, Medscand anticipates strong growth from the products it supplies to support them.

About 85 percent of Medscand's revenue is generated in the United States. Its products are used in the top 25 cancer centers in the United States and in the Kaiser Permanente system. North American distribution partners include Owens Minor, Allegiance and Source Medical.

With the Medscand acquisition, CSI continues its strategy of consolidating the women's healthcare market by selectively identifying smaller companies and product lines that can improve its existing market position or




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offer opportunities in new clinical areas. CSI currently participates in the diagnosis and treatment of cervical cancer with its line of colposcopes that visualize cervical tissue and with instruments that perform the Loop Electrosurgical Excision Procedure (LEEP) that removes precancerous and cancerous tissue.

Medscand's leading cytology sampling product combination, invented by Nils Stormby, M.D, is the patented Cytobrush'r Plus GT with the Gentle Touch Tip and Pap-Perfect'r' plastic spatula. When compared in clinical studies with broom-like sampling systems, the Cytobrush provided consistently richer endocervical samples (1). "Brush and spatula" collection systems are widely used by obstetricians and gynecologists (Ob/Gyns) in the United States to collect endocervical samples.

The Cytobrush Plus GT is sold individually and also packaged with other products including the Pap-Perfect'r' Single-Test Kit and its Pap-Perfect'r' Supply Tray, which contains material for 72 Pap Smears. These products are manufactured at Medscand's facility in Sweden, which is ISO 9001 certified, CE registered and complies with United States Food and Drug Administration regulations.

According to industry estimates, about 50 million Pap smears are performed annually in the United States (2) with an estimated 60 million performed throughout the rest of the world. The American College of Obstetricians and Gynecologists recommends annual screening for most women. Legislation introduced in the United States Congress in March would extend annual Pap smear Medicare coverage to all women, not just those classified as "high risk", the current standard for reimbursement.

The most recent development in Pap testing is Cytyc's ThinPrep Pap Test, a liquid-based cervical cancer screening method that in clinical studies has shown significantly greater effectiveness than the conventional Pap smear for the detection of precancerous cervical lesions in a variety of patient populations
(3).

According to Cytyc estimates, the ThinPrep Pap system is now used in over 46 percent of the cervical cancer screening tests performed in the United States. Medscand's collection devices have demonstrated superior clinical efficacy compared with other devices used to collect samples for the ThinPrep system (4). Cytyc details the benefits of the ThinPrep Test to the estimated 30,000 Ob/Gyns in the United States with its 200 person sales force.

Through its relationship with Digene, Medscand also participates in the growing market for human papilloma virus (HPV) DNA testing. Certain strains of HPV have long been associated with cervical cancer. In a recent study conducted by the National Cancer Institute (5), Digene's Hybrid Capture'r' II HPV Test (HC2) for the presence of HPV, was rated the most effective method for cervical cancer screening in women whose Pap results were abnormal but inconclusive. It is currently the only test marketed for this indication. The HC2 test can be performed separately following an inconclusive result,




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or from the same sample used for the ThinPrep test. Medscand and Digene together developed a unique sampling brush for inclusion in the HC2 test kit.

Cytyc and Digene currently co-market their products, recommending HPV DNA testing as the optimal patient management strategy for those with borderline cytology results. CooperSurgical will add its sales resources to provide complementary market awareness of Medscand products and their applications in these new diagnostic technologies.

Forward-Looking Statements

Some of the information included in this news release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements regarding anticipated growth in our revenue, anticipated market conditions and results of operations. To identify forward-looking statements look for words like "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

Events, among others, that could cause actual results and future actions to differ materially from those described in forward-looking statements include major changes in business conditions, a major disruption in the operations of our manufacturing facilities, new competitors or technologies, the impact of an undetected virus on our computer systems, acquisition integration delays or costs, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, significant environmental cleanup costs above those already accrued, litigation costs including any related settlements, cost of business divestitures, the requirement to provide for a significant liability or to write off a significant asset, changes in accounting principles or estimates, and other factors described in our Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 2000. We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products. Corporate offices are located in Lake Forest and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. The Cooper Companies' World Wide Web address is www.coopercos.com.

CooperSurgical, Inc., with operations in Shelton, Conn., Montreal and Berlin, markets diagnostic products, surgical instruments and accessories used primarily by gynecologists and obstetricians. Its Web address is www.coopersurgical.com. The Medscand products are described on their Web Site www.medscand.com.




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CooperVision, Inc., markets a broad range of contact lenses for the vision care market. Headquartered in Lake Forest, Calif., it manufactures in Huntington Beach, Calif., Rochester, N.Y., Hamble, England and Toronto. Its Web address is www.coopervision.com.

Cytyc Corporation develops, manufactures, and markets the ThinPrep'r' System for medical diagnostic applications. The ThinPrep System consists of the ThinPrep'r' 2000 Processor, ThinPrep'r' 3000 Processor, and related reagents, filters, and other supplies. Their Web address is www.cytyc.com.

Digene Corporation develops, manufactures and markets proprietary DNA and RNA testing systems for the screening, monitoring and diagnosis of human diseases. The Company has developed and is commercializing its patented Hybrid Capture'r' products in three areas: women's cancers and infectious diseases, blood viruses, and genomic and pharmaceutical research. The Company's product portfolio also includes DNA tests for the detection of other sexually transmitted infections, including chlamydia and gonorrhea, and tests for blood viruses. Digene's Web address is www.digene.com.

Pap-Perfect'r' is a trademark of Medscand. Cytyc'r' and ThinPrep'r' are registered trademarks and ThinPrep'r' Pap Test'TM' is a trademark of Cytyc Corporation. Hybrid Capture'r' is a trademark of Digene Corporation.

References
----------
(1) Boon, Mathilde E, de Graaff Guilloud and Reitveld, Wop J. Analysis of Five Sampling Methods for the Preparation of Cervical Smears. Acta Cytologica 1989; 33:843-846.

(2) Noller, Kenneth L. Incident and demographic trends in cervical neoplasia. Am J Obstet Gynecol 1996; 175:1088-1090.

(3) Data on File Cytyc Corporation

(4) Selvaggi, Suzanne M and Guidos, Barbara J. Specimen Adequacy and the ThinPrep'r' Test'TM': The Endocervical Component. Diagnostic Cytopathology 2001; 23: 23-26.

(5) Solomon D., Schiffman M., Tarone R. Comparison of three management strategies for patients with atypical squamous cells of undetermined significance: baseline results from a randomized trial. J Natl Cancer Inst 2001; 93: 293-299.

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